EXHIBIT 3.14

BY-LAWS
OF
CHH HOLDINGS, INC.

ARTICLE I
Offices

        Section 1. Principal Office. The principal office of the Corporation shall be located in the City, of Los Angeles, County of Los Angeles and State of California.

        Section 2. Other Offices. The Corporation may also have offices at such other places, within or without the State of California as the Board of Directors may determine from time to time or the business of the Corporation may require.

ARTICLE II
Meetings of the Sole Shareholder

        Section 1. Place of Meetings, etc. All meetings of the sole shareholder shall be held at such dates, times and places within or without the State of New York as shall be determined by the Board of Directors, the Chairman of the Board or the President and as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof, except as otherwise provided in these By-Laws. If the place of any meeting is not so fixed, it shall be held at the principal office of Carter Hawley Hale Stores, Inc. in Los Angeles.

        Section 2. Annual Meeting. The annual meeting of the sole shareholder for the election of directors and the transaction of such other business as may properly be brought before such meeting shall be held on such date and at such time in each year and may be determined and designated by resolution of the Board of Directors, and if not so determined and designated by the Board of Directors in any calendar year, then such annual meeting shall be held on the fourth Wednesday of May in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day.

        Section 3. Special Meetings. Special meetings of the sole shareholder, for any purpose or purposes, may be called by the Chairman of the Board or the President and shall be called by the President or the Secretary upon the written request of a majority of the directors. Such request shall state the purpose or purposes of the proposed meeting. At such meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

        Section 4. Notice of Meetings. Except as otherwise required or permitted by law, whenever the shareholder is required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed to each shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than fifty (50) days before the date of such meeting.

        Section 5. Voting. Except as otherwise provided by the Certificate of Incorporation of the Corporation, at any meeting of the shareholder he shall be entitled to one vote for every share of stock standing in his name as of the record date and entitling him to so vote. The shareholder may vote in person or by proxy. Except as otherwise provided or permitted by law, and except as otherwise provided by the Certificate of Incorporation of the Corporation, any corporate action to be taken by a vote of the shareholder shall be authorized by a majority of the votes cast at a meeting by the shareholder present in person or by proxy and entitled to vote thereon.

        Section 6. Proxies. Every proxy shall be executed in writing by the shareholder, or by his attorney-in-fact, and shall be valid until the expiration of eleven (11) months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

ARTICLE III
Board of Directors

        Section 1. Number of Board Members. The number of directors of the Corporation shall be Three (3).

        Section 2. Election and Term. Except as otherwise provided by law or by these By-Laws, the directors shall be elected at the annual meeting of the sole shareholder and the persons receiving a plurality of the votes cast at such election shall be so elected. Subject to his earlier death, resignation or removal as provided in Section 3 of this Article III, each director shall hold office until the next annual meeting of the shareholder and until his successor shall have been duly elected and qualified.

        Section 3. Removal. Any director may be removed, either with or without cause, at any time by vote of the shareholder.. Any director may be removed with cause by the Board.

        Section 4. Vacancies. Any vacancy in the Board, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause may be filled by the vote of a majority of the directors then in office; though less than a quorum. Subject to his earlier death, resignation or removal as provided in Section 3 of this Article III, each director so elected shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and be qualified.

        Section 5. Place of Meetings. All meetings of the Board shall be held at such time and place, within or without the State of California as the Board may determine from time to time.

        Section 6. Annual Meeting. The first meeting of each newly elected Board shall be held immediately after the shareholder's annual meeting. Notice of such Board meeting shall not be necessary in order to constitute the meeting, provided a quorum shall be present. In the event that such meeting does not take place, the meeting may be held at any other time and place as shall be specified in a notice thereof given as hereinafter provided in Section 10 of this Article III, or as shall be specified in a duly executed waiver of notice thereof.

        Section 7. Regular Meetings. Regular meetings of the Board shall be held on such dates and at such place and time as the Board may fix. Notice of regular meetings need not be given, except as otherwise required by law.

        Section 8. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the President and shall be called by the President or the Secretary upon the written request of a majority of the directors. Such request shall state the purpose or purposes of the meeting.

        Section 9. Action without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent, in writing, to such action and such written consents shall be filed with the minutes of the proceedings of the Board. Such action, by written consent, shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed and which relates to action so taken shall state that the action was taken by unanimous of the Board of Directors without a meeting written consent and that the By-Laws authorize directors to so act and such statement shall be prima facie evidence of such authority.

        Section 10. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary or an Assistant Secretary and shall state the place, date, and time of the meeting. Notice of each such meeting either shall be given orally or shall be mailed to each director at his residence or usual place of business. If notice of less than one week is given, it shall be oral, whether by telephone or personal delivery, or sent by special delivery mail or telegraph. If mailed, the notice shall be given when deposited in the United States mail, postage prepaid. Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend such meeting without-protesting, prior to or at its commencement, the lack of notice to him. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.

        Section 11. Quorum. At all meetings of the Board, three members of the entire Board shall constitute a quorum for the transaction of business, and the vote of, a majority of the directors present at the time of the vote, if a quorum is present, shall be the act of the Board, except, as otherwise provided by law. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

        Section 12. Conduct of Meetings. At each meeting of the Board, the Chairman of the Board or, in his absence, the President or, in his absence, another director chosen by a majority of the directors present shall act as Chairman of the meeting. The Secretary or, in his absence, any person appointed by the Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the Chairman of the meeting.

ARTICLE IV
Committees of the Board

        Section 1. General. The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. The Board may designate one or more directors as alternate members of any such committee. Such alternative members may replace any absent member or members at any meeting of such committee. Each committee (Including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board.

        Section 2. Authority of Committees; Duties of Directors. Each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters, except as otherwise provided by law. The designation of any committee and the delegation of authority thereto shall not alone relieve any director of his duty to the Corporation.

ARTICLE V
Officers

        Section 1. Number. The officers of the corporation shall be a chairman of the board, a president, one or more vice presidents, a treasurer, one or more assistant treasurers, a secretary, one or more assistant secretaries and such other officers as may from time to time be appointed by the Board of Directors. Any two or more offices, except those of president and secretary, may be held by the same person but no officer shall sign in more than one capacity any instrument requiring more than one signature.

        Section 2. Election, Term of Office and Qualification. All officers of the corporation, including the president, shall be appointed annually by the Board of Directors, and each officer shall hold office until his successor shall have been duly appointed and qualified, or until he shall resign or shall have been removed in the manner hereinafter provided. None of the officers, except for the chairman of the Board, need be directors.

        Section 3. Vacancies. If any vacancy shall occur among the officers of the corporation, such vacancy shall be filled by the Board of Directors. Any office may, in the discretion of the Board of Directors, be left unfilled.

        Section 4. Other Officers, Agents and Employees; Their Powers and Duties. The Board of Directors may appoint such other officers as said Board may deem necessary to hold office, for such time as may be designated by it or during its pleasure, including additional vice presidents, assistant secretaries and assistant treasurers, and the Board of Directors or the president may also appoint from time to time such agents and employees of the corporation as may be deemed proper, and may authorize any officer to appoint and remove agents and employees. The Board of Directors or the president may from time to time prescribe the powers and duties of such officers, agents and employees of the corporation in the management of its property and affairs.

        Section 5. Removal. Any officers of the corporation appointed by the Board of Directors may be removed, either with or without cause, by a vote of the majority of the Board of Directors. Any officer, agent or employee not appointed by the Board of Directors may be removed; either with or without cause by a vote of a majority of the Board of Directors or of the person who appointed him, or by such superior officer upon whom such power of removal may be conferred by the Board of Directors. Any officer, agent or employee may be removed, with or without cause, at any regular or special meeting of the shareholder.

        Section 6. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholder and shall preside at all meetings of the Board of Directors and shall perform such other duties as may be directed by the Board of Directors under these By-Laws.

        Section 7. President. The president shall be the chief executive officer of the corporation, shall have general direction of the business, affairs and property of the corporation. In the absence of the chairman of the Board, he shall preside at all meetings of the shareholder and of the Board of Directors.

        Section 8. Vice Presidents. Each vice president shall have such powers and perform such duties as the Board of Directors or the president may from time to time prescribe, and shall perform such other duties as may be prescribed in these By-Laws.

        Section 9. Treasurer. The treasurer shall have charge of the funds, securities, receipts and disbursements of the corporation. He shall deposit all monies and other valuable effects of the corporation in the name and to the credit of the corporation in such banks or trust companies or with such bankers or other depositories as the Board of Directors may from time to time designate. He shall render to the president or the Board of Directors, whenever the president or the Board of Directors, respectively, shall require him so to do, an account of the financial condition of the corporation and of all of his transactions as treasurer; and as soon as may be after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such fiscal year. He shall keep correct books of account of all its business and transactions. If required, he shall give a bond in such sum as the Board of Directors may designate, conditioned upon the faithful performance of the duties of his office and the restoration to the corporation, at the expiration of his term of office, or, in case of his death, resignation or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession belonging to the corporation. He may sign checks, drafts, notes and other obligations for the payment of money and shall perform such other duties as the Board of Directors or the president may from time to time prescribe.

        Section 11. Assistant Treasurer. In the absence or disability of the treasurer, an assistant treasurer shall perform all the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all restrictions upon the treasurer. He shall also perform such other duties as from time to time may be assigned to him by the Board of Directors or the president.

        Section 12. Secretary. The secretary shall keep the minutes of all meetings of the shareholder and of the Board of Directors, in a book or books kept for that purpose. He shall keep in safe custody the seal of the corporation, and, when authorized by the Board of Directors, he shall affix such seal to any instrument requiring it. The secretary shall have charge of the certificate books and such other books and papers as the Board may direct. He shall attend to the giving and serving of all notices of the corporation, and shall also have such other powers and perform such other duties as pertain to his office, or as the Board of Directors or the president may from time to time prescribe.

        Section 13. Assistant Secretary. In the absence or disability of the secretary, an assistant secretary shall perform all the duties of the secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary. He shall also perform such other duties as from time to time may be assigned to him by the Board of Directors or the president.

ARTICLE VI
General Provisions

        Section 1. Dividends. The Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation or the terms of any other corporate document, to determine what, if any, dividends shall be declared and paid or distributed.

        Section 2. Seal. The corporation's seal shall be in such form as is required by law and as shall be approved by the Board.

        Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board.

        Section 4. Checks, etc. All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the corporation, shall be signed in the name and on behalf of the corporation by such officer or officers or such other person or persons as the Board may designate from time to time.

        Section 5. General and Special Bank Accounts. The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the corporation to whom such power of designation may be delegated by the Board from time to time. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

        Section 6. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the president or a vice president may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the corporation to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute to cause to be executed in the name and on behalf of the corporation.and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

        Section 7. Indemnification. The corporation shall indemnify its directors and officers to the full extent provided in the California Corporations Code.

ARTICLE VII
Amendments

        The Board shall have power to amend, repeal or adopt By-Laws by the majority vote of the Directors present at any regular or special meeting of the Board at which a quorum is present. Except as otherwise permitted by law, any By-Law adopted by the Board may be amended or repealed at a shareholder's meeting by vote of the sole shareholder. If any By-Law regulating any impending election of directors is adopted, amended or repealed by the Board there shall be set forth in the notice of the next meeting of the sole shareholder for the election of Directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.